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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement (to register 2,500,000 shares of common stock pursuant to the ImmunoGen, Inc. Restated Stock Option Plan on Form S-8) of our report dated August 14, 2001, relating to the financial statements of ImmunoGen, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 17, 2001